UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Drive Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase

On October 27, 2023, following the execution of the Modification Agreement (as defined below), CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, the Chief Executive Officer of Agrify Corporation (the “Company”) and a member of its Board of Directors, purchased (the “Note Purchase”) from an institutional investor (the “Existing Lender”) the Senior Secured Note issued by the Company to the Existing Lender on August 19, 2022 and the Senior Secured Convertible Note issued by the Company to the Existing Lender on March 10, 2023 (the “Convertible Note”). As a condition to the Note Purchase, the Company and the New Lender entered into an acknowledgment and release (the “Release Agreement”) with the Existing Lender, pursuant to which each of the Company and the New Lender released the Existing Lender from any claims, demands, actions, suits, obligations and causes of action arising on or before the date thereof. In connection with the Note Purchase, the New Lender has agreed to waive any events of default under the acquired notes through December 31, 2023 and to enter into an agreement with the Company to extend the maturity date thereon to December 31, 2025.

The foregoing summary of the Release Agreement does not purport to be complete, and is qualified in its entirety by reference to a copy of the Release Agreement that is filed as Exhibit 10.1 hereto.

Warrant Issuance

On October 27, 2023, as a condition precedent to the Note Purchase, the Company entered into a letter agreement (the “Letter Agreement”) with the Existing Lender. Pursuant to the Letter Agreement, the Company agreed, immediately prior to the Note Purchase, to exchange $3.0 million in principal and approximately $1.1 million in accrued but unpaid interest outstanding under the Senior Secured Note issued by the Company to the Existing Lender on August 19, 2022 for a warrant (the “Exchange Warrant”) to purchase 2,809,669 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Additionally, the Company agreed to exchange the 375,629 shares of Common Stock held in abeyance for the Existing Lender under the terms of the letter agreement between the Company and the Existing Lender dated as of April 26, 2023 for a warrant to purchase 375,629 shares of Common Stock (the “Abeyance Warrant”).

Each of the Exchange Warrant and the Abeyance Warrant has an exercise price of $0.001 per share, was exercisable upon issuance, has a term of five years from the date of issuance and is exercisable on a cash basis or on a cashless exercise basis at the Existing Lender’s election.

The Exchange Warrant provides that in the event that Raymond Chang or his affiliates acquire securities from the Company, exercise convertible securities or amend the terms of convertible securities at a purchase or conversion price lower than $1.46, then the number of shares of Common Stock underlying Exchange Warrant shall be increased to an amount equal to $3.0 million divided by such purchase or conversion price, subject to proportional adjustment in the event the Exchange Warrant has been partially exercised. Additionally, in the event that the Company has not issued equity securities in exchange for gross proceeds of at least $3.0 million to Mr. Chang or his affiliates (subject to certain offsets) by the third calendar day after the date when the Company receives stockholder approval, then on December 26, 2023, the number of shares of Common Stock underlying Exchange Warrant shall be increased to an amount equal to $3.0 million divided by the Minimum Price as defined under Nasdaq listing rules, subject to proportional adjustment in the event the Exchange Warrant has been partially exercised.

The Letter Agreement requires that the Company issue equity securities to Mr. Chang or his affiliates for aggregate gross proceeds of at least $3.0 million, minus any funds advanced by Mr. Chang to the Company since July 1, 2023.

The foregoing summaries of the Letter Agreement, the Exchange Warrant and the Abeyance Warrant do not purport to be complete, and are qualified in their entirety by reference to copies of the Letter Agreement, the Exchange Warrant and the Abeyance Warrant that are filed as Exhibits 10.2, 4.1 and 4.2 hereto, respectively.

Mack Molding Modification Agreement

Immediately prior to the Note Purchase on October 27, 2023, and with an effective date as of October 18, 2023, the Company entered into a Modification and Settlement Agreement (the “Modification Agreement”) with Mack Molding Company (“Mack”). Pursuant to the Modification Agreement, the Company and Mack agreed to settle an outstanding dispute of approximately $8.24 million under the Supply Agreement between the parties dated December 7, 2020 (the “Supply Agreement”) by reducing the aggregate amount due to Mack and extending the timeline for payment. The Modification Agreement requires the Company to make payments of $500,000 and $250,000 to Mack on or before November 1, 2023 and February 15, 2024, respectively. Following the November 1, 2023 payment, the Company will be entitled to take possession of certain Vertical Farming Units (“VFUs”) that were assembled under the Supply Agreement. The Modification Agreement also requires the Company to purchase from Mack a minimum of 25 VFUs per quarter for each quarter during 2024 and a minimum of 50 VFUs per quarter for the six quarters beginning with the first quarter of 2025. The Company is required to pay a storage fee of $25,000 per month for VFUs subject to the Modification Agreement.

Additionally, as part of the Modification Agreement, the Company agreed to issue to Mack a warrant (the “Mack Warrant”) to purchase 750,000 shares of the Company’s Common Stock. The Mack Warrant has an exercise price of $4.00 per share, was exercisable upon issuance, has a term of three years from the date of issuance and is exercisable on a cash basis unless at the time of exercise there is no effective registration statement for the resale of the underlying shares, in which case the Mack Warrant may be exercised on a cashless exercise basis at Mack’s election.

The foregoing summaries of the Modification Agreement and the Mack Warrant do not purport to be complete, and are qualified in their entirety by reference to copies of the Modification Agreement and the Mack Warrant that are filed as Exhibits 10.3 and 4.3 hereto, respectively.

Note Amendment and Secured Promissory Note

As previously reported, on July 12, 2023, the Company issued an unsecured promissory note (the “Note”) in favor of GIC Acquisition, LLC (“GIC”), an entity that is owned and managed by Raymond Chang, the Company’s Chairman and Chief Executive Officer. On October 27, 2023, GIC and the Company amended and restated the Note (the “Restated Note”). Pursuant to the terms of the Restated Note, the Maturity Date was extended until December 31, 2023 and the Company granted a security interest in the Company’s assets that ranks junior to the notes acquired in the Note Purchase.

Concurrently with the Restated Note, the Company issued a junior secured promissory note (the “Junior Secured Note”) to the New Lender. Pursuant to the Junior Secured Note, the New Lender will lend up to $3,000,000 to the Company, of which $2,000,000 has been drawn. The Junior Secured Note bears interest at a rate of 10% per annum, will mature in full on December 31, 2023, and may be prepaid without any fee or penalty. The Junior Secured Note is a secured obligation of the Company that ranks junior to the notes acquired in the Note Purchase

The foregoing summaries of the Restated Note and the Junior Secured Note do not purport to be complete, and are qualified in their entirety by reference to copies of the Restated Note and the Junior Secured Note that are filed as Exhibits 4.4 and 4.5 hereto, respectively.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Mack Warrant, the Exchange Warrant, the Abeyance Warrant, the Junior Secured Note and the Restated Note is incorporated herein by reference into this Item 3.02.

The Mack Warrant, the Exchange Warrant, the Abeyance Warrant and the shares of Common Stock underlying such warrants, and the Restated Note and the Junior Secured Note (collectively, the “Securities”) were, and will be, offered and sold to the Existing Lender in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Exchange Lender is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On October 30, 2023, the Company issued a press release announcing the Note Purchase and the issuance of the Exchange Warrant and the Abeyance Warrant. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

4.1	Exchange Warrant

4.2	Abeyance Warrant

4.3	Common Stock Purchase Warrant issued to Mack Molding Company

4.4	Amended and Restated Junior Secured Promissory Note

4.5	Junior Secured Promissory Note

10.1	Company and Investor Acknowledgment and Release, dated as of October 27, 2023

10.2*	Letter Agreement, dated as of October 27, 2023

10.3†*	Modification Agreement, effective as of October 18, 2023, between Agrify Corporation and Mack Molding Company

99.1	Press Release of Agrify Corporation, dated October 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain confidential portions of this exhibit were omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because the identified confidential portions (i) are not material and (ii) are customarily and actually treated as private or confidential by the Company.

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: October 30, 2023	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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